Exhibit 99.1

SOURCE: Walter Energy

April 11, 2013 17:00 ET

For media:
Ruth Pachman, 212-521-4891
ruth-pachman@kekst.com
or
For investors:
Mark Tubb, 205-745-2627
mark.tubb@walterenergy.com

For Immediate Release

WALTER ENERGY PROVIDES PRELIMINARY FIRST QUARTER 2013 OPERATING RESULTS

BIRMINGHAM, Ala., April 11, 2013 — Walter Energy, Inc. (NYSE: WLT) (TSX: WLT) today said that performance for the first quarter 2013 has improved compared with fourth quarter 2012, driven largely by increased metallurgical coal sales volume and pricing, increased production and lower costs.

“Improvements across our operations over the past several months reflect the success of our ongoing initiatives,” said Walt Scheller, Chief Executive Officer.  “Along with the progress we continue to make in our operations, we are also pleased with the recent actions taken to increase our financial flexibility.  As to the current market, we have seen stronger demand and improved pricing, with second quarter benchmark prices of $172 per metric ton for hard coking coal and $141 per metric ton for low vol PCI.  We believe all these factors position us well as we look ahead to the remainder of 2013.”

Metallurgical Coal Sales

Walter Energy expects to report first quarter 2013 metallurgical coal sales volume of approximately 2.8 million metric tons, up approximately 9% compared with fourth quarter 2012. Average realized metallurgical coal sales prices are also expected to improve slightly compared with fourth quarter 2012, primarily due to a higher sales volume of low vol hard coking coal and a slight strengthening in the market.  The improvement in pricing in the quarter was tempered by approximately 700,000 metric tons of carryover sales at fourth quarter 2012 pricing.

The Company also expects to report that metallurgical coal cash cost of sales declined by over $10 per metric ton as compared with the fourth quarter 2012, primarily driven by the higher proportion of low vol hard coking coal sales from our Alabama operations and a substantial improvement in cash cost of sales for low vol PCI.

Metallurgical Coal Production

First quarter 2013 metallurgical coal production is expected to total approximately 2.8 million metric tons, up approximately 12% compared with fourth quarter 2012.  While production volumes early in the first quarter reflected the impacts of planned long wall moves in the Company’s Alabama operations, production performance improved in the latter part of the quarter.  Metallurgical coal cash costs of production is expected to improve by approximately 5% compared with the fourth quarter.

Thermal Coal Sales

Sales of thermal coal are expected to total approximately 380 thousand metric tons in first quarter 2013, a decline of approximately 40% from fourth quarter 2012.  As a result of the lower volume, cash cost of sales was higher by approximately $35 per metric ton during first quarter 2013 due to mining conditions at our North River mine.  The Company announced in first quarter 2013 that it would close this mine earlier than previously planned and expects this closure to occur before year-end.

Senior Notes Offering

On March 27, 2013, Walter Energy announced the closing of its sale of $450 million 8.5% senior notes.  Proceeds were used to repay $250 million of indebtedness outstanding under its credit facilities.  The remainder is being used to enhance current liquidity and ultimately is expected to be applied against outstanding term debt.  The Company believes that the proceeds from this offering provide sufficient financial flexibility and liquidity, and that it has no need to raise additional capital.

First Quarter 2013 Earnings Release and Conference Call

The Company plans to release its first quarter 2013 results and hold its earnings conference call on May 2, 2013.  Details of the timing of its earnings release and conference call will be announced over the coming weeks.

About Walter Energy

Walter Energy is a leading, publicly traded “pure-play” metallurgical coal producer for the global steel industry with strategic access to high-growth steel markets in Asia, South America and Europe.  The Company also produces thermal coal, anthracite, metallurgical coke and coal bed methane gas. Walter Energy employs approximately 4,100 employees and contractors with operations in the United States, Canada and United Kingdom.  For more information about Walter Energy, please visit www.walterenergy.com.

Safe Harbor Statement

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and may involve a number of risks and uncertainties. Forward-looking statements are based on information available to management at the time, and they involve judgments and estimates. Forward-looking statements include expressions such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “may,” “plan,” “predict,” “will,” and similar terms and expressions. These forward-looking statements are made based on expectations and beliefs concerning future events affecting us and are subject to various risks, uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control, that could cause our actual results to differ materially from those matters expressed in or implied by these forward-looking statements. The following factors are among those that may cause actual results to differ materially from our forward-looking statements: unfavorable economic, financial and business conditions; the global economic crisis; market conditions beyond our control; prolonged decline in the price of coal; decline in global coal or steel demand; prolonged or dramatic shortages or difficulties in coal production; our customer’s refusal to honor or renew contracts; our ability to collect payments from our customers; inherent risks in coal mining such as weather patterns and conditions affecting production, geological conditions, equipment failure and other operational risks associated with mining; title defects preventing us from (or resulting in additional costs for) mining our mineral interests; concentration of our mining operations in limited number of areas; a significant reduction of, or loss of purchases by, our largest customers; unavailability of cost-effective transportation for our coal; availability, performance and costs of railroad, barge, truck and other transportation; disruptions or delays at the port facilities we use; risks associated with our reclamation and mine closure obligations, including failure to obtain or renew surety bonds; significant increase in competitive pressures and foreign currency fluctuations; significant cost increases and delays in the delivery of raw materials, mining equipment and purchased components; availability of adequate skilled employees and other labor relations matters; inaccuracies in our estimates of our coal reserves; estimates concerning economically recoverable coal reserves; greater than anticipated costs incurred for compliance with environmental liabilities or limitations on our abilities to produce or sell coal; our ability to attract and retain key personnel; future regulations that increase our costs or limit our ability to produce coal; new laws and regulations to reduce greenhouse gas emissions that impact the demand for our coal reserves; adverse rulings in current or future litigation; inability to access needed capital; events beyond our control may result in an event of default under one or more of our debt instruments; availability of licenses, permits, and other authorizations may be subject to challenges; risks associated with our reclamation and mine closure obligations; failure to meet project development and expansion targets; risks associated with operating in foreign jurisdictions; risks related to our indebtedness and our ability to generate cash for our financial obligations; downgrade in our credit rating; our ability to identify suitable acquisition candidates to promote growth; our ability to successfully integrate acquisitions; our exposure to indemnification obligations; volatility in the price of our common stock; our ability to pay regular dividends to stockholders; costs related to our post-retirement benefit obligations and workers’

compensation obligations; our exposure to litigation; and other risks and uncertainties including those described in our filings with the SEC. Forward-looking statements made by us in this release, or elsewhere, speak only as of the date on which the statements were made. You are advised to read the risk factors in our most recently filed Annual Report on Form 10-K and subsequent filings with the SEC, which are available on our website at www.walterenergy.com and on the SEC’s website at www.sec.gov. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us or our anticipated results. We have no duty to, and do not intend to, update or revise the forward-looking statements in this release, except as may be required by law. In light of these risks and uncertainties, readers should keep in mind that any forward-looking statement made in this press release may not occur. All data presented herein is as of the date of this release unless otherwise noted.

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